Exhibit 32.1

Certification of Chief Executive Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

This Certification is being filed pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002. This Certification is included solely for the purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose. In connection with the accompanying Quarterly Report on Form 10-Q of Corbus Pharmaceuticals Holdings, Inc. for the quarter ended September 30, 2015, each of the undersigned hereby certifies in his capacity as an officer of Corbus Pharmaceuticals Holdings, Inc. that to such officer’s knowledge:

(1) The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Yuval Cohen
Dated: November 10, 2015		Yuval Cohen
Chief Executive Officer
(Principal Executive Officer)